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EXHIBIT 99-(j)(1)

[Letterhead of Dechert LLP]

   April 30, 2003

   The GCG Trust
   7337 E. Doubletree Ranch Road
   Scottsdale, AZ 85258

Re: The GCG Trust
   (File Nos. 33-23512 and 811-5629)

   Dear Sirs:

    We hereby consent to all references to our firm in Post-Effective Amendment No. 51 to the Registration Statement of The GCG Trust. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

   Very truly yours,

   /s/ Dechert LLP
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   Dechert LLP